UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 15, 2018

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Catabasis Pharmaceuticals, Inc. (the “Company”) and Inzen Therapeutics, Inc. (the “Subtenant”) entered into a Sublease Agreement (the “Sublease”), dated as of September 14, 2018 and effective as of October 15, 2018, with respect to approximately 14,800 square feet of the space currently leased by the Company pursuant to the Lease Agreement, dated December 17, 2010, by and between RB Kendall Fee, LLC (of which ARE-MA REGION NO. 59, LLC is the current successor) and the Company, as amended (the “Lease”), in a building located at One Kendall Square, Cambridge, Massachusetts, which serves as the Company’s corporate headquarters.

The rent commencement date of the Sublease was October 15, 2018, and the Sublease will terminate on the scheduled termination date of the Lease, June 30, 2020.  Under the terms of the Sublease, the Subtenant is obligated to pay the Company aggregate rent of approximately $1.8 million and a proportionate share of operating expenses.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the text of the Sublease, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                            Exhibits

Exhibit No.	Description

99.1	Sublease Agreement, dated as of September 14, 2018, by and between Inzen Therapeutics, Inc. and Catabasis Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: October 16, 2018	By:	/s/ Jill C. Milne
Jill C. Milne
President and Chief Executive Officer